EXHIBIT (5)(c)(iii)

          AMERICAN GENERAL LIFE INSURANCE COMPANY of New York ("AGL")
                              SEPERATE ACCOUNT D
                 --------------------------------------------
                 A Subsidiary of American General Corporation
                 --------------------------------------------
                                Houston, Texas

                  WM STRATEGIC ASSET MANAGER SERVICE REQUEST


COMPLETE AND RETURN THIS REQUEST TO:           WM Strategic Asset Manager (TM)
    Annuity Administration
        P.O. Box 1401
    Houston, TX 77251-1401
        (800)247-6584
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1.  [X]  CERTIFICATE  INDENTIFICATION  (COMPLETE  SECTION  1 AND  15  FOR  ALL
    REQUESTS.) INDICATE CHANGE OR REQUEST DESIRED BELOW.

    CONTRACT #:_____________________  ANNUITANT:______________________________
    CONTRACT OWNER(S):________________________________________________________
    ADDRESS:__________________________________________________________________
    [ ]CHECK HERE IF CHANGE OF ADDRESS________________________________________
    S.S. NO. OR TAX I.D. NO.:_____-_____-_____ Phone Number:(____)____________
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2.  [ ]  NAME CHANGE

    [ ] Annuitant*    [ ] Beneficiary*    [ ] Owner(s)*
    *Does not change Annuitant, Beneficiary, or Ownership designations.

    FROM:_____________________________________________________________________
         (First, Middle, Last)
    TO:  _____________________________________________________________________
         (First, Middle, Last)
                           ------------------------
    Reason:  [ ] Marriage    [ ] Divorce    [ ] Correction    [ ] Other
    (Attach certified copy of court order.)
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3.  [ ] DUPLICATE CERTIFICATE

    I/we  hereby  certify  that  the contract for  the listed  number has been
    [ ] LOST [ ] DESTROYED [ ] OTHER Unless I/we have directed cancellation of the contract, I/we request that a Certificate of Lost Contract be issued. If the original contract is located, I/we will return the Certificate of Lost Contract to AGL to be voided.
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4.  [ ] BENEFICIARY CHANGE

    PRIMARY BENEFICIARY:______________________________________________________
                        (Indicate name, taxpayer Identification Number
                         (S.S. No.), and relationship to Annuitant.)

    CONTINGENT BENEFICIARY:___________________________________________________
                           (Indicate name, taxpayer Identification Number
                            (S.S. No.), and relationship to Annuitant.)
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    THIS SECTION IS FOR HOME OFFICE USE ONLY
    This change of beneficiary has been approved by AGL at its Home Office, and presentation of the Contract for endorsement has been waived.

    DATE OF APPROVAL:______________ BY:_______________________________________
                                       AMERICAN GENERAL LIFE INSURANCE COMPANY
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5.  [ ] DOLLAR COST AVERAGING  (THE MINIMUM TRANSFER AMOUNT IS $250.)

    Dollar cost average [ ]$___________ OR [ ] _________% (whole % only)
    taken from the Money Market (53)
    Frequency: [ ] Monthly   [ ] Quarterly [ ] Semiannually [ ] Annually
    Duration:  [ ] 12 months [ ] 24 months [ ] 36 months    to be allocated to
      the following fund(s) as indicated.

    When furnishing the allocations below, you must only use EITHER dollars OR percentages throughout the request.

    WM VARIABLE TRUST -- THE AVAILABLE VARIABLE DIVISIONS ARE FUNDED BY THE FOLLOWING SERIES.

    Capital Growth Portfolio (60)            ___________
    Growth Portfolio (61)                    ___________
    Balanced Portfolio (62)                  ___________
    Value Portfolio (63)                     ___________
    Income Portfolio (64)                    ___________
    Money Market Fund (65)                   ___________
    Short Term High Quality Bond Fund (68)   ___________
    U.S. Government Fund (69)                ___________
    Bond & Stock Fund (66)                   ___________
    Northwest Fund (67)                      ___________
    Corporate Income Fund (70)               ___________
    Growth & Income Fund (71)              ___________
    Growth Fund (72)                         ___________
    Emerging Growth Fund (73)                ___________
    International Growth Fund (74)           ___________
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6.  [ ] TELEPHONE TRANSFER AUTHORIZATION

    I (or if joint owners, either of us acting independently) hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
    (INITIAL  APPROPRIATE BOX(ES) BELOW.)

    [ ] Contract Owner(s)

    [ ] Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

    AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my WM STRATEGIC ASSET MANAGER contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

    [ ] Check here to decline telephone transfer privilege.
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7.  [ ] TRANSFER OF ACCUMULATED VALUES
    A MINIMUM OF $500 MUST BE MAINTAINED IN EACH DIVISION.

    INDICATE GROSS DOLLAR OR PERCENTAGE AMOUNT.

    ______ from Div. ______ to Div. ______
    ______ from Div. ______ to Div. ______
    ______ from Div. ______ to Div. ______
    ______ from Div. ______ to Div. ______
    ______ from Div. ______ to Div. ______
    ______ from Div. ______ to Div. ______
    ______ from Div. ______ to Div. ______
    ______ from Div. ______ to Div. ______
    ______ from Div. ______ to Div. ______
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8.  [ ] CHANGE ALLOCATION OF FUTURE PURCHASE PAYMENTS
    (USE WHOLE PERCENTAGES.  TOTAL MUST EQUAL 100%.)

    ________ Division to ________%
    ________ Division to ________%
    ________ Division to ________%
    ________ Division to ________%
    ________ Division to ________%
    ________ Division to ________%
    ________ Division to ________%
    ________ Division to ________%
    ________ Division to ________%
    ________ Division to ________%
    ________ Division to ________%
    ________ Division to ________%
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 9.  AUTOMATIC REBALANCING (USE WHOLE PERCENTAGES.  TOTAL MUST EQUAL 100%.)

     [ ] ADD   [ ] CHANGE to percentages indicate below.
     [ ]Quarterly [ ]Semiannually [ ]Annually  (based on contract anniversary)

    WM VARIABLE TRUST -- THE AVAILABLE VARIABLE DIVISIONS ARE FUNDED BY THE FOLLOWING SERIES.

    Money Market Fund (65)                   ________%
    Short Term High Quality Bond Fund (68)   ________%
    U.S. Government Fund (69)                ________%
    Bond & Stock Fund (66)                   ________%
    Northwest Fund (67)                      ________%
    Corporate Income Fund (70)               ________%
    Growth & Income Fund (71)                ________%
    Growth Fund (72)                         ________%
    Emerging Growth Fund (73)                ________%
    International Growth Fund (74)           ________%

    [ ] Stop Automatic Rebalancing.

    NOTE: Automatic rebalancing will occur only between divisions indicated and will not change allocation of future purchase payments.
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10. [ ] REQUEST FOR PARTIAL WITHDRAWAL
    (ALSO COMPLETE SECS. 13 & 14.)  MINIMUM WITHDRAWAL IS $500.

    Amounts requested are to be: ( ) net or ( ) gross of applicable charges.

    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
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11. [ ] SYSTEMATIC WITHDRAWAL
    (ALSO COMPLETE SECS. 13 & 14.)  MINIMUM WITHDRAWAL IS $100.
    PERCENTAGES (WHOLE % ONLY) MUST TOTAL 100%, OR DOLLARS MUST EQUAL TOTAL AMOUNT.

    Specified Dollar Amount $______________________

    Frequency:  [ ] Monthly  [ ] Quarterly  [ ] Semiannually  [ ] Annually

    Begin Date: ______/______/______ (Date must be at least 30 days after issue date and must be between the 5th and the 24th of the month.)

    Unless specified below, withdrawals will be taken from the divisions as they are currently allocated in your contract.

    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
    $ OR % ______ Div. No. ______
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12. [ ] REQUEST FOR FULL SURRENDER
    (ALSO COMPLETE SECS. 13 & 14.)

    [ ] Contract is attached.

    [ ] I hereby declare that the contract specified above has been lost, destroyed, or misplaced and request that the value of the contract be paid. I agree to indemnify and hold harmless AGL against any claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal representatives, or any other person claiming rights derived through me against AGL on the basis of the contract.
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13. [ ] METHOD OF DISTRIBUTION

    NOTE: If no method is indicated, check(s) will be mailed to the owner at the address of record.

    Check one:  [ ] Mail check to owner.  [ ] Mail check to alternate address.
                [ ] Deposit funds directly to bank/firm.*
                    (available only for systematic withdrawals)

    __________________________________________________________________________
    INDIVIDUAL OR BANK/FIRM
    ______________________________________  __________________________________
    ADDRESS                                 CITY/STATE/ZIP
    __________________________________________________________________________
    IF BANK/FIRM, PROVIDE ACCOUNT NUMBER TO BE REFERENCED FOR DEPOSIT.
    Type of account:  [ ] Checking  [ ] Savings

    *Enclose a voided check from account where funds are to be deposited. PLEASE DO NOT ENCLOSE A DEPOSIT SLIP.
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14. [ ] NOTICE OF WHITHHOLDING

    The taxable portion of the distribution you receive from your annuity contract is subject to federal income tax withholding unless you elect not to have withholding apply. Withholding of state income tax may also be required by your state of residence. You may elect not to have withholding apply by checking the appropriate box below. If you elect not to have withholding apply to your distribution or if you do not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax are not sufficient.

    Check One:  [ ] I do NOT want income tax withheld from this distribution.

                [ ] I do want 10% OR [ ] ________% income tax withheld from this distribution.
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15. [X] AFFIRMATION/SIGNATURE
    (COMPLETE THIS SECTION FOR ALL REQUESTS.)

                           -----------------------
    CERTIFICATION:  Under penalties of perjury, I certify that: (1) the number
    shown  on  this  form  is  my  correct   Social   Security   (or  taxpayer
    identification) number; and (2) I am not subject to backup withholding under Section 3406(a)(1)(c) of the Internal Revenue Code.
    The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.
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    _________________________________________  _______________________________
    Signature of Owner(s)                      Date
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